Exhibit 99

Jefferies Group LLC Reports Fiscal Second Quarter 2018 Financial Results

NEW YORK--(BUSINESS WIRE)--June 19, 2018--Jefferies Group LLC, a wholly-owned subsidiary of Jefferies Financial Group Inc. (NYSE: JEF), today announced financial results for its fiscal second quarter 2018.

Highlights for the three months ended May 31, 2018:

  Total Net Revenues of $823 million, up 20% versus the same quarter last year, excluding last year's gain on the sale of KCG¹
  Investment Banking Net Revenues of $506 million, up 42% compared to last year's second quarter
  Total Equities and Fixed Income Net Revenues of $295 million
  Earnings Before Income Taxes of $122 million
  Net Earnings of $98 million, or 10.7% return on tangible equity²

Highlights for the six months ended May 31, 2018:

  Total Net Revenues of $1,644 million, up 11% versus the first half of last year, excluding last year's gain on the sale of KCG¹
  Investment Banking Net Revenues of $940 million, up 23% compared to the first half of last year
  Total Equities and Fixed Income Net Revenues of $664 million
  Earnings Before Income Taxes of $245 million
  Net Earnings of $37 million after Provisional Tax Cuts and Jobs Act-related charge of $160 million, $108 million of which is non-cash; without this charge, we would have reported Adjusted Net Earnings of $198 million, or 10.6% return on tangible equity³

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: "Total net revenues for the second quarter were $823 million, up 20% compared to a year ago, excluding the $96 million mark-to-market gain in last year's quarter on the sale of our investment in KCG Holdings Inc.¹ Our second quarter results reflect continued strong performance in Investment Banking, with net revenues of $506 million, up 42% compared to last year's second quarter and 17% compared to the first quarter of 2018. Our Investment Banking results reflect solid execution for our clients across the board in both financing and merger and acquisition advisory.

"Our Investment Banking revenues of nearly $2 billion for the twelve months ended May 31, 2018 represents our best twelve month Investment Banking period ever and reflects the impact of our continuing effort to both broaden and deepen our client coverage and product capabilities. During the last year, we expanded our existing teams and built a presence in new sectors and products, including Business Services, Tech-Enabled Services, Insurance Services, Sporting and Outdoor Products, SPACs and Rule 144a Equity Offerings. We opened new Investment Banking offices in the Netherlands and Australia. We are also expanding our sponsor coverage effort to more private equity firms managing funds below $2 billion in equity commitments. Many of these newer activities and services have yet to fully come on line and therefore represent further growth opportunities for us. We believe this is an excellent environment to pursue continued expansion of our Investment Banking business.

"Equities revenues for the quarter were $175 million, consistent with last year’s second quarter’s revenues. We are pleased with these results given the rapid swings in volatility in the first half and the uncertainties presented with the regulatory environment concerning MiFID. We believe we are well positioned in equities for continued market share gains. Fixed Income revenues were $120 million versus $156 million for the same period last year. Fixed Income volumes during March were particularly light, but picked up in April and May. We are pleased with the firm’s performance this quarter, but believe we have the ability and the determination to do even better across every business line at Jefferies."

As mentioned last quarter, we expect that our effective tax rate generally will be about 27%, excluding discrete items and assuming a similar geographical mix of pre-tax profits. This quarter’s effective tax rate of 20% includes the benefit from both the restructuring of certain international entities and the refinement of the calculation of last quarter’s estimated toll charge. This refinement was enabled by the issuance of clarifying guidance under The Tax Cuts and Jobs Act.

The attached financial tables should be read in conjunction with our Annual Report on Form 10-K for the year ended November 30, 2017. Amounts herein pertaining to May 31, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarter ended May 31, 2018.

This release contains “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies Group LLC, the world's only independent full-service global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, advisory, sales and trading, research and wealth management services across all products in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Jefferies Financial Group Inc. (NYSE: JEF), a diversified financial services company.

¹	Adjusted financial measures are non-GAAP financial measures. Management believes such measures for the comparable results of the three and six months ended May 31, 2017 provide meaningful information to investors as they enable investors to evaluate our results, excluding the mark-to-market gains on our equity investment in KCG Holdings Inc. in the three and six months ended May 31, 2017. Total Net Revenues of $823 million in the three months ended May 31, 2018 were up 6% compared to last year's second quarter. Total Net Revenues of $1,644 million in the six months ended May 31, 2018 were up 4% compared to the prior year period. Refer to the Supplemental Schedule on page 5 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

²	Return on tangible equity (a non-GAAP financial measure) equals our second quarter of 2018 annualized net earnings divided by our tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) of $3,656 million at February 28, 2018.

³	Adjusted financial measures are non-GAAP financial measures. Management believes such measure for the first six months of 2018 provides meaningful information to investors as it enables investors to evaluate our results excluding the impact of the provisional tax charge resulting from the Tax Act. Our Adjusted Net Earnings for the six months ended May 31, 2018 of $198 million results in a 10.6% return on tangible equity (a non-GAAP financial measure), based on our six months ended May 31, 2018 annualized adjusted net earnings divided by our adjusted tangible Jefferies Group LLC member's equity at November 30, 2017 of $3,716 million. Adjusted tangible Jefferies Group LLC member’s equity is calculated as tangible Jefferies Group LLC member’s equity (a non-GAAP financial measure) of $3,916 million at November 30, 2017 reduced by the $200 million distribution to our sole limited liability company member, Jefferies Financial Group Inc. (formerly known as Leucadia National Corporation), which was paid on January 31, 2018. Refer to the Supplemental Schedule on page 5 for a reconciliation of Adjusted measures to the respective direct U.S. GAAP financial measures. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	May 31, 2018	February 28, 2018	May 31, 2017

Revenues:
Commissions and other fees	$158,104	$147,902	$152,643
Principal transactions (1)	137,802	217,473	280,258
Investment banking	500,297	439,991	351,863
Asset management fees (1)	6,016	4,930	4,115
Interest	307,327	257,816	227,804
Other	47,263	18,483	22,272
Total revenues	1,156,809	1,086,595	1,038,955
Interest expense	334,252	265,349	259,661
Net revenues	822,557	821,246	779,294

Non-interest expenses:
Compensation and benefits	444,094	455,633	450,522

Non-compensation expenses:
Floor brokerage and clearing fees	46,244	43,819	47,494
Underwriting costs	13,029	14,275	—
Technology and communications	76,381	69,077	67,478
Occupancy and equipment rental	24,993	24,591	23,594
Business development	42,393	42,107	26,466
Professional services	35,991	30,408	26,413
Other	17,567	18,598	21,146
Total non-compensation expenses	256,598	242,875	212,591
Total non-interest expenses	700,692	698,508	663,113
Earnings before income taxes	121,865	122,738	116,181
Income tax expense	23,857	183,557	46,391
Net earnings (loss)	98,008	(60,819)	69,790
Net earnings (loss) attributable to noncontrolling interests	4	(1)	39
Net earnings (loss) attributable to Jefferies Group LLC	$98,004	$(60,818)	$69,751

Pretax operating margin	14.8%	14.9%	14.9%
Effective tax rate (2)	19.6%	149.6%	39.9%

(1)	Certain reclassifications within revenue line items have been made for the three month period ended May 31, 2017. We have reorganized the presentation of our gains and losses generated from our capital invested in asset management funds managed by us and related parties. This was previously presented as Asset management: Investment income (loss) from investments in managed funds and is now presented within Principal transactions revenues.

(2)	The effective tax rate for the three months ended February 28, 2018 includes a provisional tax charge of $164 million as a result of the Tax Cuts and Jobs Act.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Six Months Ended
	May 31, 2018	May 31, 2017

Revenues:
Commissions and other fees	$306,006	$298,465
Principal transactions (1)	355,275	502,160
Investment banking	940,288	759,884
Asset management fees (1)	10,946	12,096
Interest	565,143	429,827
Other	65,746	46,320
Total revenues	2,243,404	2,048,752
Interest expense	599,601	473,945
Net revenues	1,643,803	1,574,807

Non-interest expenses:
Compensation and benefits	899,727	910,694

Non-compensation expenses:
Floor brokerage and clearing fees	90,063	93,352
Underwriting costs	27,304	—
Technology and communications	145,458	132,985
Occupancy and equipment rental	49,584	49,409
Business development	84,500	49,098
Professional services	66,399	58,537
Other	36,165	40,352
Total non-compensation expenses	499,473	423,733
Total non-interest expenses	1,399,200	1,334,427
Earnings before income taxes	244,603	240,380
Income tax expense	207,414	56,570
Net earnings	37,189	183,810
Net earnings attributable to noncontrolling interests	3	40
Net earnings attributable to Jefferies Group LLC	$37,186	$183,770

Pretax operating margin	14.9%	15.3%
Effective tax rate (2)	84.8%	23.5%

(1)	Certain reclassifications within revenue line items have been made for the six month period ended May 31, 2017. We have reorganized the presentation of our gains and losses generated from our capital invested in asset management funds managed by us and related parties. This was previously presented as Asset management: Investment income (loss) from investments in managed funds and is now presented within Principal transactions revenues.

(2)	The effective tax rate for the six months ended May 31, 2018 includes a provisional tax charge of $160 million as a result of the Tax Cuts and Jobs Act.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED ADJUSTED SELECTED FINANCIAL DATA
(Amounts in Thousands, except where noted)
(Unaudited)

	Six Months Ended May 31, 2018
	GAAP	Adjustments	Adjusted

Net earnings (excluding provisional tax charge)	$37,189	$160,489	$197,678

Increase in Net revenues (excluding KCG) for the six months ended May 31, 2018 compared to the prior year period	4.4%	6.4%	10.8%

	Six Months Ended May 31, 2017
	GAAP	Adjustments	Adjusted

Net revenues (excluding KCG)	$1,574,807	$(91,148)	$1,483,659

	Quarter Ended May 31, 2017
	GAAP	Adjustments	Adjusted

Net revenues (excluding KCG)	$779,294	$(95,770)	$683,524

Increase in Net revenues (excluding KCG) for the quarter ended May 31, 2018 compared to the prior year quarter	5.6%	14.7%	20.3%

This presentation of Adjusted financial information is an unaudited non-GAAP financial measure. Adjusted financial information begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the provisional tax charge of $160 million related to the enactment of the Tax Act in the first six months of 2018. Adjusted financial information also begins with information prepared in accordance with U.S. GAAP and then those results are adjusted to exclude the $96 million and $91 million mark-to-market gains on the announcement of the sale of our equity investment in KCG Holdings Inc. in the three and six months ended May 31, 2017, respectively. The Company believes that the disclosed Adjusted measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors as they enable investors to evaluate the Company's results excluding the impact of the provisional tax charge as a result of the enactment of the Tax Act and the mark-to-market gain on the announcement of the sale of our equity investment in KCG Holdings Inc. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	May 31, 2018	February 28, 2018	May 31, 2017
Net Revenues by Source
Equities	$175,083	$155,777	$174,363
Fixed income	119,987	213,053	156,018
Total sales and trading	295,070	368,830	330,381

Equity	107,553	79,840	74,902
Debt	175,762	168,994	125,847
Capital markets	283,315	248,834	200,749
Advisory	216,982	191,157	151,114
Other investment banking	6,065	(6,218)	3,636
Total investment banking	506,362	433,773	355,499

Other	3,830	9,798	92,719

Total Capital Markets	805,262	812,401	778,599

Asset management fees	6,016	4,930	4,115
Investment return	11,279	3,915	(3,420)
Total Asset Management	17,295	8,845	695

Net revenues	$822,557	$821,246	$779,294

Other Data
Number of trading days	64	60	64
Number of trading loss days	9	7	3

Average firmwide VaR (in millions) (1)	$6.78	$6.30	$9.21

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Six Months Ended
	May 31, 2018	May 31, 2017
Net Revenues by Source
Equities	$330,860	$330,360
Fixed income	333,040	377,052
Total sales and trading	663,900	707,412

Equity	187,393	136,468
Debt	344,756	288,475
Capital markets	532,149	424,943
Advisory	408,139	334,941
Other investment banking	(153)	7,435
Total investment banking	940,135	767,319

Other	13,628	86,519

Total Capital Markets	1,617,663	1,561,250

Asset management fees	10,946	10,922
Investment return	15,194	2,635
Total Asset Management	26,140	13,557

Net revenues	$1,643,803	$1,574,807

Other Data
Number of trading days	124	124
Number of trading loss days	16	6

Average firmwide VaR (in millions) (1)	$6.55	$9.74

(1)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	May 31, 2018	February 28, 2018	May 31, 2017

Financial position:
Total assets (1)	$41,125	$41,163	$40,079
Average total assets for the period (1)	$49,496	$49,105	$45,650
Average total assets less goodwill and intangible assets for the period (1)	$47,654	$47,261	$43,806

Cash and cash equivalents (1)	$4,580	$5,017	$4,357
Cash and cash equivalents and other sources of liquidity (1) (2)	$5,881	$6,335	$5,817
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	14.3%	15.4%	14.5%
Cash and cash equivalents and other sources of liquidity - % total assets less goodwill and intangible assets (1) (2)	15.0%	16.1%	15.2%

Financial instruments owned (1)	$15,706	$15,318	$14,051
Goodwill and intangible assets (1)	$1,835	$1,842	$1,844

Total equity (including noncontrolling interests) (1)	$5,544	$5,499	$5,565
Total Jefferies Group LLC member's equity (1)	$5,543	$5,498	$5,565
Tangible Jefferies Group LLC member's equity (1) (3)	$3,708	$3,656	$3,721

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$338	$323	$310
Level 3 financial instruments owned - % total assets	0.8%	0.8%	0.8%
Level 3 financial instruments owned - % total financial instruments (1)	2.2%	2.1%	2.2%
Level 3 financial instruments owned - % tangible Jefferies Group LLC member's equity	9.1%	8.8%	8.3%

Other data and financial ratios:
Total long-term capital (1) (5)	$11,971	$11,991	$10,762
Leverage ratio (1) (6)	7.4	7.5	7.2
Tangible gross leverage ratio (1) (7)	10.6	10.8	10.3

Number of trading days	64	60	64
Number of trading loss days	9	7	3
Average firmwide VaR (8)	$6.78	$6.30	$9.21

Number of employees, at period end	3,438	3,438	3,324

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to May 31, 2018 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the three months ended May 31, 2018.

(2)	At May 31, 2018, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $940 million, in aggregate, and $361 million, being the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged after considering reasonable financing haircuts and additional funds available under the committed senior secured revolving credit facility available for working capital needs of Jefferies Leveraged Credit Products, LLC. The corresponding amounts included in other sources of liquidity at February 28, 2018 were $930 million and $388 million, respectively, and at May 31, 2017, were $1,149 million and $311 million, respectively.

(3)	Tangible Jefferies Group LLC member's equity (a non-GAAP financial measure) represents total Jefferies Group LLC member's equity less goodwill and identifiable intangible assets. We believe that tangible Jefferies Group LLC member's equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At May 31, 2018, February 28, 2018 and May 31, 2017, total long-term capital includes our long-term debt of $6,428 million, $6,492 million and $5,197 million, respectively, and total equity. Long-term debt included in total long-term capital is reduced by amounts outstanding under the revolving credit facility and the amount of debt maturing in less than one year, as applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible Jefferies Group LLC member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(8)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2017.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer